CODE OF ETHICS OF
                          NCM CAPITAL INVESTMENT TRUST

                              Dated April 19, 2007

         WHEREAS, NCM Capital Investment Trust ("Trust"), is a registered investment company under the Investment Company Act of 1940, as amended ("1940 Act"), which is authorized to issue its shares of beneficial interest in separate series representing the interests in separate funds of securities and other assets (each a "Fund");

         WHEREAS, the Trust, as of the date first written above, consists of a single Fund, the NCM Capital Mid-Cap Growth Fund, for which NCM Capital Advisers, Inc. ("Adviser") serves as the investment adviser;

         WHEREAS, Rule 17j-1 under the 1940 Act makes it unlawful for certain persons, including trustees, officers, and other investment personnel of the Trust and any Fund of the Trust, to engage in fraudulent, manipulative, or deceptive conduct in connection with their personal trading of securities "held or to be acquired" by any Fund of the Trust;

         WHEREAS, Rule 17j-1 under the 1940 Act requires the Trust, the Adviser and in certain cases the Distributor, as defined herein, to adopt a code of ethics and to establish procedures reasonably designed to: (i) govern the personal securities activities of Access Persons, as defined herein; (ii) with respect to those personal securities transactions, prevent the employment of any device, scheme, artifice, practice, or course of business that operates or would operate as a fraud or deceit on the Trust or any Fund; and (iii) otherwise prevent personal trading prohibited by Rule 17j-1;

         WHEREAS, the policies, restrictions, and procedures included in this Code of Ethics are designed to prevent violations of Rule 17j-1 under the 1940 Act; and

         NOW, THEREFORE, the Trust hereby adopts this Code of Ethics ("Code") for the Trust and each Fund of the Trust to read in its entirety as follows:

A.       Statement of Fiduciary Principles
         This Code is based on three underlying fiduciary principles:

          1. our duty at all times to place the interests of our shareholders first;

          2. the requirement that all our personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility; and

          3. the fundamental standard that our investment personnel should not take inappropriate advantage of their positions.

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B.       Unlawful Actions

         Rule 17j-1(b) under the 1940 Act makes it unlawful for any trustee, officer, or other Access Person of the Trust, in connection with the purchase or sale by such person of a "security held or to be acquired" by the Trust or any Fund of the Trust:

         1. To employ any device, scheme, or artifice to defraud the Trust or a Fund;

         2. To make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Trust or a Fund; or

         4. To engage in any manipulative practice with respect to the Trust or a Fund.

C.       Definitions

         1. "Access Person" shall mean: (a) any trustee, director, officer, general partner, or Advisory Person (as defined below) of the Trust or any Fund of the Trust or the Adviser thereof; or (b) any director, officer, or general partner of a Distributor who, in the ordinary course of his business, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to any Fund of the Trust regarding the purchase and sale of securities.

         2. An "Advisory Person" shall mean any employee of the Trust or any Fund of the Trust or of the Adviser (or of any company in a control relationship thereto) who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for any Fund of the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship with the Trust or any Fund of the Trust or the Adviser who obtains information concerning recommendations made to any Fund of the Trust regarding the purchase or sale of Covered Securities by the Fund and such term includes any Portfolio Manager or Investment Personnel (as described below). A person is not an Advisory Person (or an Access Person) simply by virtue of the following:

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                    (a)  normally   assisting  in  the   preparation  of  public
                         reports, or receiving public reports, but not receiving information about current recommendations or trading; or

                    (b) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

            3. "Beneficial Ownership" for the purposes of this Code shall be interpreted in a manner that is consistent with Section 16 of the Securities Exchange Act of 1934, as amended ("1934 Act"), and Rule 16a-1(a)(2) thereunder, which generally speaking, encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. It also includes securities held by members of a person's immediate family sharing the same household; provided, however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         4. "Board of Trustees" shall mean the Board of Trustees of the Trust.

         5.       "Code" shall mean this Code of Ethics of the Trust.

         6. "Control" shall have the meaning set forth in Section 2(a)(9) of the 1940 Act. Control means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 percent of the voting securities of any company shall be presumed not to control such company.

         7. "Covered Security" means a "security" as set forth in Section 2(a)(36) of the 1940 Act, and generally includes all securities, whether publicly or privately traded, and any option, future, forward contract, or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (i.e., a derivative). The term Covered Security also includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. A Covered Security does not include: (a) direct obligations of the U.S. Government; (b) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements; and (c) shares of registered open-end investment companies.

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         8.       "Disinterested  Trustee"  of the Trust  means a Trustee of the
                  Trust who is not an  "interested  person" of the Trust  within
                  the   meaning  of  Section   2(a)(19)  of  the  1940  Act.  An
                  "interested person" of the Trust includes any person who is a trustee, director, officer, employee, or owner of 5% or more
                  of  the   outstanding   stock  of  the  Adviser  or  principal
                  underwriter for any Fund of the Trust. Affiliates of brokers or dealers are also "interested persons" of the Trust, except as provided in Rule 2a19-1 under the 1940 Act.

         9. "Distributor" means the principal underwriter of the Trust or the Funds of the Trust that is an affiliated person of the Trust, any Fund of the Trust or the Adviser or an officer, director, or general partner of such the principal underwriter serves as an officer, director, trustee, or general partner of the Trust, any Fund of the Trust or the Adviser.

         10. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

         11. "Investment Personnel" of a Fund or the Adviser means: (a) any employee of the Trust or any Fund or the Adviser (or any company in a control relationship to the Trust, Fund, or the Adviser) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by any Fund and such term includes any Portfolio Manager; or (b) any natural person who controls the Trust, Fund, or the Adviser and who obtains information concerning recommendations made to any Fund regarding the purchase or sale of securities by any Fund.

         12. "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
                  Section 4(6) or pursuant to Rules 504, 505, or 506 under the 1933 Act.

         13. "Non-Covered Security" shall mean those securities not included in the definition of Covered Securities, such as: (a) direct obligations of the Government of the United States, (b) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, (c) shares of registered open-end investment companies, or (d) other securities as may be excepted under the provisions of Rule 17j-1.

         14.      "Portfolio   Manager"   means  the  person  (or  the  persons)
                  primarily responsible for the day-to-day management of a Fund's portfolio.

         15. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         16. "Review Officer" means, with respect to the Trust, the Secretary of the Trust or such other person(s) as may be designated by the Board of Trustees. The Review Officer of the

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                  Trust shall: (a) approve  transactions,  receive reports,  and otherwise monitor compliance with this Code with respect to all Access Persons not otherwise associated with the Adviser or the Distributor; (b) receive reports from any Compliance Officer (defined below) designated hereunder; (c) report at least quarterly to the Board of Trustees all violations of this Code and any Related Code (defined below) that occurred during the past calendar quarter; and (d) report at least annually to the Board of Trustees the information listed in Section E.7.(b.) below. The Review Officer shall initial each report required by Section E.1(a)-(c) at the time the Review Officer reviews such report to confirm that the report was reviewed. In the event the Review Officer is considered an
                  Access   Person  under  this  Code,   the  Trust's   Assistant
                  Treasurer, or such other person as may be designated by the Board of Trustees, shall approve transactions, receive reports and otherwise monitor compliance with this Code with respect to the Review Officer.

            17. "Compliance Officer" In this regard, the Adviser and the Distributor each shall appoint a compliance officer, which person shall be designated by the Board of Trustees as a "Compliance Officer" with respect to the Adviser or the Distributor, as applicable. The purpose of this arrangement is for each such compliance officer of the Adviser or Distributor to monitor compliance with this Code with respect to all Access Persons covered hereunder who are associated with the Adviser or Distributor, as applicable, including: approving personal securities transactions and receiving reports for all Access Persons hereunder who are associated with the Adviser or Distributor, as applicable. In turn, the Compliance Officer of the Adviser and the Distributor shall report at least quarterly to the Review Officer all violations of this Code, or any other code of ethics to which an Access Person may be subject and which covers that Access Person's duties and responsibilities with respect to the Funds ("Related Code"), that occurred during the past quarter, to the extent that such violations relate to the Trust. For purposes of this Code, when "Applicable Review Officer" is referenced, it shall mean the applicable Compliance Officer as it relates to Access Persons covered hereunder who are associated with the Adviser or Distributor and shall mean the Review Officer with respect to the Trust as it relates to all other Access Persons.

         18. A Covered Security is for purposes of this Code being "held or to be acquired" by any Fund if, within the most recent 15 days, the Covered Security: (a) is or has been held by a Fund;
                  (b) is being or has been considered by a Fund or the Adviser for purchase by the Fund; or (c) any option to purchase or sell, any Covered Security convertible into or exchangeable for, a Covered Security described in (a) or (b) of this paragraph.

         19. A Covered Security is "being considered for purchase or sale" when, among other things, a recommendation to purchase or sell a security for a Fund has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

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D.       Statement of General Principles on Personal Investment Activities
         -----------------------------------------------------------------

         1. No Violations of Rule 17j-1. It is the policy of the Trust that no Access Person of the Trust or of a Fund shall engage in any act, practice, or course of conduct that would violate the provisions of Rule 17j-1(b), other applicable federal securities laws, or this Code.

         2. Blackout Periods. The price paid or received by the Fund for his own account for any investment should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:

                    (a) No Access Person shall enter an order for the purchase or sale of a Covered Security on the day during which any Fund within the Trust's family of investment companies has a pending buy or sell order in that same security until after the Fund's order is executed or withdrawn; and

                    (b) Investment Personnel may not buy or sell a Covered Security within one business day before and after the Fund trades in the same Covered Security, unless the Applicable Review Officer determines that it is clear that, in view of the nature of the investment and the market for such investment, the order will not affect the price paid or received by the Fund.

                  Provided, however, that the following are exemptions from the above Blackout Periods:

                  (i) Disinterested Trustee Exemption. The Blackout Period prohibitions shall not apply to Disinterested Trustees except if they have actual knowledge of trading by any Fund;

                  (ii) No Current Knowledge Exemption. The Blackout Period prohibitions shall not apply to Access Persons of a particular Fund who do not, in the ordinary course of fulfilling their official duties, have access to current information regarding the purchase and sale of securities for that Fund; provided that securities investments effected by such Access Persons during the prescribed periods are not effected with knowledge of the purchase or sale of the same or equivalent securities by that Fund; and

                  (iii) Same Day Trade Exemption. If any Access Person (including Investment Personnel) request to make a trade in the same Covered Security on the same day through the same broker as a Fund's account, the trade may be made as part of an aggregated block trade with the Fund's account through the broker. Broker-specific blocks will be placed by the trader in a rotating sequence so that, over time, no group of clients is disadvantaged by the timing of the executions. If the entire

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                  aggregated  block  order is not  filled,  then the trader will allocate the fills on a pro rata basis with Access Person accounts the first to receive no securities. When such trades are completed, the prices for each broker-specific block of trades will be separately averaged, and all accounts that traded through a particular broker will receive the same
                  price.   Commissions  will  be  charged  to  each  account  in
                  accordance with the broker's policy; provided, however, that if the entire block receives a single commission then the
                  commission   shall  be   apportioned   pro  rata   among   all
                  participating accounts.

         3. Disclosure of Interested Transactions. No Access Person shall recommend any transactions with respect to a Covered Security by any Fund of the Trust without first disclosing his interest, if any, in such Covered Securities or the issuer thereof, including without limitation:

                    (a) any direct or indirect Beneficial Ownership of any Covered Securities of such issuer;

                    (b) any contemplated transaction by such Access Person in such Covered Securities;

                    (c) any position with the issuer of the Covered Securities or its affiliates; and

                    (d) any present or proposed business relationship between the issuer of the Covered Securities or its affiliates and such Access Person or any entity in which such Access Person has a significant interest.

         4. Initial Public Offerings ("IPOs"). No Investment Personnel shall acquire, directly or indirectly, any Beneficial Ownership in any IPO with respect to any security without first obtaining prior approval of the Applicable Review Officer for that Investment Personnel, which Applicable Review
                  Officer: (a) has been provided by such Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Investment Personnel's activities on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security. Records of such approvals by the Applicable Review Officer and the reasons supporting those decisions must be kept as required in Section G.1.f.

         5.       Limited Offerings.   No  Investment  Personnel  shall acquire,
                  directly or indirectly, Beneficial Ownership of any security in a Limited Offering without first obtaining the prior written approval of the Applicable Review Officer, which Applicable Review Officer: (a) has been provided by such
                  Investment Personnel with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the

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                  Investment  Personnel's  activities  on behalf of the Trust or any Fund); and (b) has concluded, after consultation with other Investment Personnel of the Trust or the relevant Fund (who have no personal interest in the issuer involved in the private placement), that the Trust or the relevant Fund has no foreseeable interest in purchasing such security. Records of such approvals by the Applicable Review Officer and the reasons supporting those decisions must be kept as required in Section G.1.f.

         6. Acceptance of Gifts. Investment Personnel may not accept gifts of more than a de minimis value (currently $250 or less) from any entity doing business with or on behalf of the Fund or the Adviser, unless pre-approved by the Applicable Review Officer.

         7. Service on Boards. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Applicable Review Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

         8. Short-Term Trades. No Investment Personnel may profit from the purchase and sale or sale and purchase of any security within a 60 calendar day period, unless the transaction was authorized by the Applicable Review Officer.

         9. Exempt Transactions. The prohibited activities set forth in this Section D shall not apply to:

                    (a) purchases, sales, or other transactions effected in any account over which such person has no direct or indirect influence or control or other Beneficial Ownership Interest;

                    (b) purchases that are part of an automatic dividend reinvestment plan;

                    (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                    (d) any equity securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if:

                        (i) the Access Person has no prior knowledge of activity in such security by any Fund; and

                        (ii) the issuer is listed on the New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

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                    (e)  any fixed income securities transactions,  or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities by any Fund.

E.       Reporting Procedures
         --------------------

         1. Reporting by Access Persons. In order to provide the Trust with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1 and this Code are being observed by its Access Persons, each Access Person of the Trust shall submit the following reports in the forms or substantially similar to the forms attached hereto as Exhibits A-D to the Applicable Review Officer (or delegate) showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, except for exempt transactions listed under Section D.9(a) above:

                    (a) Initial Holdings Report. On the form provided in Exhibit A (or similar form) every Access Person must report to the Applicable Review Officer no later than ten days after that person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

                           (i) the title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                           (ii) the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities, including Covered Securities, were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (iii) the date that the report is submitted by the Access Person.

                  (b) Quarterly Report. Quarterly securities transaction reports, on each of the forms provided in Exhibits B and C (or similar forms) shall be made by every Access Person no later than 30 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940, or information contained in broker trade confirmations or account statements received by the Applicable Review Officer no later than 30 days after the end of each calendar quarter. The forms shall contain the following information:

                           (i) with respect to any transaction during the quarter in a Covered Security in which the Access Person has a direct or indirect

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                                    Beneficial    Ownership,    the    following
                                    information is required to be provided on the form in Exhibit B (or similar form):

                                    a.      the date of the transaction,  title,
                                            interest  rate and maturity date (if
                                            applicable),  number of shares,  and
                                            principal  amount  of  each  Covered
                                            Security in which the Access  Person
                                            had   any    direct   or    indirect
                                            Beneficial Ownership;

                                    b.      the nature of the transaction (i.e.,
                                            purchase, sale, or any other type of
                                            acquisition or disposition);

                                    c.      the price of the Covered Security at
                                            which the transaction was effected;

                                    d.      the name of the broker,  dealer,  or
                                            bank  with  or   through   whom  the
                                            transaction was effected;

                                    e.      the   date   that  the   report   is
                                            submitted by the Access Person; and

                           (ii) with respect to any new account established by the Access Person in which securities were held during the quarter for the direct or indirect benefit of the Access Person, the following information is required to be provided on the form in Exhibit C (or similar form):

                                    a.      the name of the broker,  dealer,  or
                                            bank  with  whom the  Access  Person
                                            established the account;

                                    b.      the    date    the    account    was
                                            established; and

                                    c.      the date the report is  submitted by
                                            the Access Person.

                  (c) Annual Reports. Every Access Person must annually report to the Applicable Review Officer on the form provided in Exhibit D (or similar form), no later than 45 days after the end of each calendar year, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

                           (i) the title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                           (ii) the name of any broker, dealer, or bank with whom the Access Person maintains an account in which any securities, including Covered Securities, are held for the direct or indirect benefit of the Access Person; and

                           (iii) the date that the report is submitted by the Access Person.

         2. Duplicate Copies of Trade Confirmations and Periodic Statements. Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest, shall arrange that the broker shall mail directly to the Applicable Review Officer at the same time they are mailed or furnished to such Access Person:

                    (a)  duplicate  copies of the  broker's  trade  confirmation
                         covering  each   transaction   in  securities  in  such
                         account; and

                    (b) copies of periodic statements with respect to the account;

                  provided, however, that such duplicate copies need not be filed for transaction involving Non-Covered Securities.

                  A Form of Brokerage Letter is attached to this Code as Exhibit
                  E. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to an Access Person, such Access Person is required to complete and send a brokerage letter similar to Exhibit E annually to each broker maintaining an account on behalf of the Access Person.

                  The requirements in this Section E.2. may be waived by the Applicable Review Officer in situations when the Applicable Review Officer determines that duplicate copies are unnecessary.

         3. Notification; Annual Certification. The Applicable Review Officer (or delegate) shall notify each Access Person of the Trust who may be required to make reports pursuant to this Code, that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. The Applicable Review Officer shall annually obtain written assurances in the form attached hereto as Exhibit F from each Access Person that he is aware of his obligations under this Code and has complied with the Code and with its reporting requirements.

         4. Disclaimer of Beneficial Ownership. Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         5. Exemptions. The requirements of Sections E.1-E.3 above shall not apply in the following situations unless the Applicable Review Officer determines that such requirements are needed to comply with Section D.1. of this Code:

                    (a) If the Access Person is covered by a Related Code of Ethics, then the reports required under this Code may be submitted in the form required by the Related Code of Ethics, provided the report contains the information required herein. Notwithstanding the forgoing, all Access Persons must submit the annual certification required in Section E.3 above.

                    (b) No Disinterested Trustee need make a report with respect to his initial holdings, as required by Section E.1.(a) above, or an annual report, as required by Section E.1.(c) above solely by reason of being a Trustee of the Trust.

                    (c) No Disinterested Trustee need make any quarterly transaction reports with respect to any Covered Security, as required by Section E.1.(b) above, unless the Disinterested Trustee knew at the time of the transaction, or in the ordinary course of fulfilling his official duties as a Trustee, or should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law) such Covered Security was purchased or sold, or was being considered for purchase or sale, by any Fund.

                    (d) No Disinterested Trustee need provide duplicate copies of trade confirmations and periodic statements as required by Section E.2. above, if exempted from making reports under Sections E.5.(b) and (c) above.

                    (e) No Access Person of the Adviser need make a quarterly transaction report to the Adviser under this Code if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act of 1940. No Access Person need make a quarterly transaction report under this Code if the quarterly transaction report would duplicate information contained in broker trade confirmations or account statements received by the Trust, any Fund, or the Adviser with respect to the Access Person in the time period required by this Code, if all of the information required by this Code is contained in the broker trade confirmations or account statements, or in the records of the Trust, any Fund, or Adviser.

                    (f) No Access Person to the Distributor need make the reports under this Code as required by this Section E if the Distributor is not an affiliated person of the Trust, any Fund of the Trust, or Adviser and the
                         Distributor has no officer, director, or general partner who serves as an officer, director, trustee, or general partner of the Trust, any Fund of the Trust, or the Adviser.

         6. Reporting to the Review Officer. At least quarterly, each Adviser's and Distributor's Compliance Officer (or delegate) shall furnish the Review Officer with a report with respect to any violations of this Code by Access Persons who are associated with the Adviser or Distributor, as applicable, and any procedures or sanctions imposed in response to the violations and such other information as may be reasonably requested by the Review Officer.

         7.       Review by the Board of Trustees.

                    (a) Quarterly Reports. At least quarterly, the Review Officer shall prepare and provide a written report to the Board of Trustees with respect to all issues that, under the Code, have occurred since the last quarterly report to the Board, including, but not limited to, information about violations of the Code or the procedures and sanctions imposed in response to those violations.

                    (b) Annual Reports. At least annually, the Review Officer and the Compliance Officers of the Adviser and the Distributor shall each prepare and provide a written report to the Board of Trustees that:

                           (i) provides a summary of any violations that occurred during the past year requiring significant remedial action;

                           (ii) describes any procedural changes made during the past year;

                           (iii) describes any recommended changes to this Code or any related code or procedures; and

                           (iv) certifies to the Board, in the form provided in Exhibit G (or a similar form), that the Trust, Adviser, or Distributor has adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes.

         8.       Approval of Related Codes of Ethics.

                    (a) Approval of Codes of Ethics of Any Investment Adviser. The Board of Trustees, including a majority of the Disinterested Trustees, must approve
                         (a) the code of ethics of the Adviser and any new investment Adviser or sub-Adviser to a Fund and (b) any material changes to those codes. Prior to approving a code of ethics for the Adviser or any new investment Adviser or sub-Adviser, or any material change thereto, the Board of Trustees must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. The Board of Trustees must approve the code of ethics of the Adviser and any new Adviser before initially retaining the services of such party. The Board of Trustees must approve a material change to a code of ethics no later than six months after adoption of the material change.

                    (b)  Approval  of Codes of Ethics for any  Distributor.  The
                         Board of Trustees, including a majority of the Disinterested Trustees, must approve (a) the code of ethics of the Distributor and any new principal underwriter for the Trust or any Fund of the Trust and
                         (b) any material changes to those codes. Prior to approving a code of ethics for the Distributor or any new principal underwriter for the Trust or any Fund of the Trust, or any material change thereto, the Board of Trustees must receive a certification from such entity that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. The Board of Trustees must approve the code of ethics of the Distributor and any new principal underwriter for the Trust or any Fund of the Trust before initially retaining the services of such party. The Board of Trustees must approve a material change to a code of ethics no later than six months after adoption of the material change.

         9. Notices by Applicable Review Officer. The Applicable Review Officer shall notify each Access Person and Investment Personnel who may be required to preclear transactions and/or make reports pursuant to the Code that such person is subject to the Code and shall deliver a copy of this Code to each such person. Any amendments to the Code shall be similarly furnished to each such person.

F.       Review and Sanctions
         --------------------

         1.       Review by Applicable  Review  Officer.  The Applicable  Review
                  -------------------------------------
                  Officer (or delegate) shall from time to time review the reported securities transactions of Access Persons for compliance with this Code.

         2. Sanctions for Violations by Trustees, Executive Officers, and Other Access Persons (Other than Disinterested Trustees). If any violation of this Code is determined to have occurred, the Applicable Review Officer (or the Board of Trustees, if it so chooses) may impose sanctions and take such other actions as he deems appropriate, including, among other things, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Fund for the benefit of its shareholders or given to a charity, as the Applicable Review Officer (or Board of Trustees) shall determine is appropriate. If the Compliance Officer of the Adviser or the Distributor determines that a material violation of this Code has occurred, he shall promptly report the violation to the Review Officer or the Chairman of the Board of Trustees. If the Review Officer
                  determines that a material violation of this Code has occurred, he shall promptly report the violation to the Chairman of the Board of Trustees. All violations of the Code and any sanctions imposed as a result thereto shall be reported at the next regularly scheduled meeting to the Board of Trustees.

         3.       Sanctions for  Violations by  Disinterested  Trustees.  If the
                  Review        Officer        determines        that        any
                  Disinterested Trustee has violated, or apparently violated, this Code he shall so advise the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide such persons with the report, the record of pertinent actual or contemplated portfolio transactions of any affected Fund, and any additional information supplied by such person. If a violation is determined to have occurred, the Disinterested Trustees (other than the person whose transaction is at issue), at their option, shall either impose such sanctions as they deem appropriate or refer the matter to the full Board of Trustees, which shall impose such sanctions as it deems appropriate.

G.       Miscellaneous
         -------------

         1. Records. The Trust, Adviser, and Distributor shall maintain records at their principal place of business in the manner and to the extent set forth below, which records may be maintained by micrographic and electronic storage media under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the
                  SEC:

                  (a) a copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  (b) a record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (c) a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  (d) a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place;

                  (e) a copy of each report to the Board of Trustees shall be preserved by the Trust for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  (f) a record of any decision, and the reasons supporting the decision to approve the acquisition by any Investment Personnel of shares in any IPO or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place; and

                  (g) any other information as may be required by Rule 17j-1(f) or other applicable federal securities laws.

         2. Confidentiality. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except that the same may be disclosed to the Board of Trustees, to any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

         3.       Amendment; Interpretation of Provisions. The Board of Trustees
                  may  from  time  to  time   amend  this  Code  or  adopt  such
                  interpretations of this Code, as it deems appropriate.

                                    EXHIBIT A
                                    ---------

                                 CODE OF ETHICS
                          NCM CAPITAL INVESTMENT TRUST

                             Initial Holdings Report


         As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the NCM Capital Investment Trust's Code of Ethics:

--------------------------------------------------------------------------------
 Security or Account                               Broker/Dealer or
 -------------------   No. of       Principal         Bank Where
      name*            Shares        Amount         Account is Held
      -----            ------        ------         ---------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*All accounts must be listed (including accounts with Non-Covered Securities), plus Covered Securities.

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported under the Code of Ethics of the NCM Capital Investment Trust, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Signature:                                Date:
_______________________________________   _____________________________________

Print Name:
_______________________________________

                                    EXHIBIT B
                                    ---------

                                 CODE OF ETHICS
                          NCM CAPITAL INVESTMENT TRUST

                          Securities Transaction Report


         For the Calendar Quarter Ended: ______________________________
                                                 (mo./day/yr.)

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the NCM Capital Investment Trust's Code of Ethics.

--------------------------------------------------------------------------------
                                       No. of                      Broker-Dealer
                                     Shares and      Nature of       or Bank
                                     Principal      Transaction     Through
           Price of the  Date of the  Amount of      Purchase,        Whom
Security   Transaction   Transaction  the Security   Sale, Other)   Effected
--------   -----------   -----------  ------------   -----------    --------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported under the Code of Ethics of the NCM Capital Investment Trust, and (iii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


  Signature:___________________________     Date: _________________________

  Print Name: _________________________

                                    EXHIBIT C
                                    ---------

                                 CODE OF ETHICS
                          NCM CAPITAL INVESTMENT TRUST

                          Account Establishment Report


         For the Calendar Quarter Ended: _____________________
                                            (mo./day/yr.)

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and is required to be reported pursuant to the NCM Capital Investment Trust's Code of Ethics:


--------------------------------------------------------------------------------
        Broker/Dealer or
          Bank Where                                 Date
          Account Was                             Account Was
          Established                             Established
          -----------                             -----------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





Signature: ________________________________    Date: ___________________________

Print Name: _______________________________

                                    EXHIBIT D
                                    ---------

                                 CODE OF ETHICS
                          NCM CAPITAL INVESTMENT TRUST

                             Annual Holdings Report


         As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to the NCM Capital Investment Trust's Code of Ethics:

--------------------------------------------------------------------------------
                                                           Broker/Dealer or
                               No. of      Principal         Bank Where
Security or Account name*      Shares       Amount         Account is Held
-------------------------      ------       -----          ---------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*All accounts must be listed (including accounts with Non-Covered Securities), plus Covered Securities.

         This report is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.


Signature: ________________________________    Date: ___________________________

Print Name: _______________________________

                                    EXHIBIT E
                                    ---------

                            FORM OF BROKERAGE LETTER

         [Date]
         [Broker Name]
         [Address]


         RE:  Account No._____________________________

         Account Name ________________________________


         Dear [Name]


         As of [Date], please send to [ ], a duplicate confirmation of each transaction in the above-named account and the monthly brokerage account statement for the above-named account.


                  Please mail the confirmations and account statements to:

                  [  ]
                  [  ]
                  [  ]

                  Attention: Compliance Officer/Review Officer


         Thank you for your prompt attention to this matter.


         Sincerely,


         [Name]

         cc:  Compliance Officer/Review Officer

                                    EXHIBIT F
                                    ---------

                                 CODE OF ETHICS
                          NCM CAPITAL INVESTMENT TRUST

                        Annual Certificate Of Compliance



         For the Calendar Year Ended: _________________________
                                          (mo./day/yr.)


         As an Access Person as defined in the NCM Capital Investment Trust's Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended ("Code"), I hereby certify that I have read and understand the Code, recognize that I am subject to the Code, and intend to comply with the Code. I further certify that, during the calendar year specified above, and since my last Certificate of Compliance under the Code, I have complied with the requirements of the Code and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.



   ______________________________                 ______________________________
    Signature                                      Date


   ______________________________
    Name (Please Print)

                                    EXHIBIT G
                                    ---------

                          NCM CAPITAL INVESTMENT TRUST
                ADOPTION OF PROCEDURES PURSUANT TO RULE 17j-1 OF
                       THE INVESTMENT COMPANY ACT OF 1940


         Pursuant to Rule 17j-1(c) under the Investment Company Act of 1940, as amended, ____________________________ does hereby certify that it has adopted procedures reasonably necessary to prevent "Access Persons" from violating its Code of Ethics.


         IN WITNESS WHEREOF, of the undersigned Compliance Officer has executed this certificate as of _______________.



  _______________________________                 ______________________________
   Signature                                       Date


  _______________________________
   Name (Please Print)


  _______________________________
   Title